Exhibit 10.1
SECOND AMENDMENT TO DEL TACO RESTAURANTS, INC.
2015 OMNIBUS INCENTIVE PLAN

WHEREAS, Del Taco Restaurants, Inc. (previously known as Levy Acquisition Corp.), a Delaware corporation (the “Company”), previously established the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan (the “Plan”);

WHEREAS, the Plan was amended pursuant to that First Amendment to Del Taco Restaurants, Inc. Omnibus Incentive Plan executed as of June 21, 2018;

WHEREAS, pursuant to Section 11.3 of the Plan, the Board may at any time revise or amend the Plan, however no amendment to the Plan will be made without the approval of the Company’s stockholders if such amendment would increase the aggregate number of Shares that may be issued under the Plan; and

WHEREAS, the Board has determined to amend the Plan in the manner set forth below, subject to approval by the stockholders.

NOW THEREFORE, the Plan shall be amended as follows:

1.The first sentence of Section 2.1 of the Plan is hereby amended and restated in its entirety as follows:

“Shares Reserved. Subject to adjustment as provided in Section 2.3 hereof, the maximum number of Shares available for delivery to Service Providers pursuant to Awards granted under the Plan shall be 5,100,000 Shares (comprised of: (i) the 3,300,000 Shares authorized under the Plan as originally adopted and (ii) an additional 1,800,000 Shares authorized in the amendment of the Plan effective as of the date of the Company’s annual meeting of stockholders that occurs in 2021) of which no more than 4,200,000 Shares may be subject to Full Value Awards (comprised of: (i) the 3,300,000 Shares authorized under the Plan as originally adopted and (ii) an additional 900,000 Shares authorized in the amendment of the Plan effective as of the date of the Company’s annual meeting of stockholders that occurs in 2021).”

2.The Appendix to the Plan is hereby amended by adding the following as section (u) of the Appendix and renumbering section (u) through section (mm) of the Appendix as section (v) through section (nn) (and adjusting corresponding cross-references to such sections in the Plan):

“Full Value Award means an Award other than a Stock Option or a Stock Appreciation Right.”

3.This Amendment is adopted by the Board of Directors of the Company on March 31, 2021, effective as of the date of the Company’s Annual Meeting of Stockholders that occurs in 2021, provided that it is approved by the Company’s stockholders on that date (such date, the “Amendment Date”) and shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan.

4.Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Plan (including its Appendix).

Executed this 31st day of March, 2021 by a duly authorized officer of the Company.

DEL TACO RESTAURANTS, INC.

By: /s/ Jack Tang
Name: Jack Tang
Title: General Counsel